SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 6, 2003

Post Properties, Inc. Post Apartment Homes, L.P.

(Exact name of registrant as specified in its charter)

Georgia Georgia

(State or other jurisdiction of incorporation)

1-12080 0-28226

(Commission File Number)

58-1550675 58-2053632

(IRS Employer Identification Number)

4401 Northside Parkway, Suite 800, Atlanta, Georgia 30327

(Address of principal executive offices)

(404) 846-5000

(Registrants’ telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Item 7.     Financial Statements, Pro Forma Financial Information and Exhibits

(c)	Exhibits

Exhibit
Number	Description

99.1	Supplemental and Other Data

Item 12.    Disclosure of Financial Results and Financial Condition.

Post Properties, Inc. (the “Company”) and Post Apartment Homes, L.P. (together with the Company, the “Registrants”) are filing a presentation of Supplemental and Other Data that the Company uses internally to calculate Net Asset Value. The Supplemental and Other Data contains information about the Registrants’ financial condition or results of operations for the quarterly period ended June 30, 2003. The Supplemental and Other Data is attached hereto as Exhibit 99.1.

The Company uses certain non-GAAP financial measures in the Supplemental and Other Data. The Registrants believe that these measures are helpful to investors in measuring performance and/or liquidity and comparing such performance and/or liquidity to other real estate investment trusts. A description of these measures and the reasons why the Registrants believe such measures are useful is contained in Exhibit 99.1.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 6, 2003.

POST PROPERTIES, INC.

	By:	/s/ David P. Stockert David P. Stockert President and Chief Executive Officer

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 6, 2003.

POST APARTMENT HOMES, L.P.

	By:	POST GP HOLDINGS, INC., as General Partner

	By:	/s/	David P. Stockert David P. Stockert President and Chief Executive Officer

EXHIBIT INDEX

Exhibit
Number	Description

99.1	Supplemental and Other Data